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                                                                    EXHIBIT 1.11




                          FIFTH SUPPLEMENTAL INDENTURE


                            Dated as of June 21, 2001


                                      among


                               SCHULER HOMES, INC.
                   (formerly known as Schuler Holdings, Inc.),


                            SCHULER RESIDENTIAL, INC.
                    (formerly known as Schuler Homes, Inc.),


                           THE GUARANTORS PARTY HERETO


                                       and


                    U.S. TRUST COMPANY, NATIONAL ASSOCIATION


                                   AS TRUSTEE


                           Supplementing the Indenture
                             Dated as of May 6, 1998




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                  FIFTH SUPPLEMENTAL INDENTURE, dated as of June 21, 2001 (this
"FIFTH SUPPLEMENTAL INDENTURE"), by and among Schuler Homes, Inc., a Delaware corporation (formerly known as Schuler Holdings, Inc.) ("SCHULER HOMES"), Schuler Residential, Inc., a Delaware corporation (formerly known as Schuler Homes, Inc.) ("SCHULER RESIDENTIAL"), the Guarantors signatory hereto and U.S. Trust Company, National Association, as trustee (the "TRUSTEE").

                  WHEREAS, Schuler Residential and the Guarantors signatory thereto executed and delivered the Indenture dated as of May 6, 1998, as supplemented by the First Supplemental Indenture, dated as of February 26, 1999, the Second Supplemental Indenture, dated as of July 15, 1999, the Third Supplemental Indenture, dated as of July 27, 2000 and the Fourth Supplemental Indenture, dated as of October 20, 2000 (the "INDENTURE"), to the Trustee to provide for the issuance of Schuler Residential's 9% Senior Notes Due 2008 (the "SECURITIES").

                  WHEREAS, pursuant to an Agreement and Plan of Reorganization, dated as of September 12, 2000 (the "PLAN OF REORGANIZATION"), as amended, by and among Schuler Residential, Apollo Real Estate Investment Fund, L.P., a Delaware limited partnership ("APOLLO"), Blackacre WPH, LLC, a Delaware limited liability company ("BLACKACRE"), Highridge Pacific Housing Investors, L.P., a California limited partnership ("HIGHRIDGE"), AP WP Partners, L.P., a Delaware limited partnership ("APWP"), AP Western GP Corporation, a Delaware corporation ("AP WESTERN"), API LHI, Inc., a California corporation ("API"), and Lamco Housing, Inc., a California corporation ("LAMCO," and collectively with Apollo, Blackacre, Highridge, APWP, AP Western and API, the "WP PARTNERS"), (1) Schuler Residential and the WP Partners formed Schuler Homes and (2) a wholly-owned subsidiary of Schuler Homes merged into Schuler Residential, with Schuler Residential as the surviving corporation, as a result of which Schuler Residential became a wholly-owned subsidiary of Schuler Homes.

                  WHEREAS, on April 2, 2001, pursuant to the Plan of Reorganization, Schuler Residential changed its name from "Schuler Homes, Inc." to "Schuler Residential, Inc.", and Schuler Homes changed its name from "Schuler Holdings, Inc." to "Schuler Homes, Inc."

                  WHEREAS, pursuant to Section 2.6(b) of the Plan of Reorganization, on the date hereof, Schuler Residential shall be merged into Schuler Homes, with Schuler Homes as the surviving corporation of such merger (the effective time of such merger on the date hereof is referred to herein as the "MERGER EFFECTIVE TIME").

                  WHEREAS, Section 5.01 of the Indenture provides that the Company will not merge into another person unless such person is a corporation organized under the laws of the United States of America or any state thereof or the District of Columbia and expressly assumes all of the Obligations (as defined in the Indenture) of the Company under the Indenture and the Securities, and certain other conditions specified in Section 5.01 are satisfied.

                  WHEREAS, Section 9.01 of the Indenture provides that the Company and the Guarantors, with the consent of the Trustee, may amend, modify or supplement the Indenture without notice to or the consent of any holder of the Securities for the purpose of evidencing the succession of another corporation to the Company and the assumption by it of the Obligations (as defined in the Indenture) of the Company under the Indenture and the Securities in order to comply with Section 5.01 of the Indenture, and to make any other change that does not adversely


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affect the rights of any holder of the Securities.

                  WHEREAS, Schuler Residential, Schuler Homes, the Guarantors and the Trustee have agreed to execute this Fifth Supplemental Indenture and have done all things necessary under their respective charters and by-laws and the Indenture to enter into this Fifth Supplemental Indenture.

                  NOW THEREFORE, for and in consideration of the premises and mutual covenants herein contained, each party hereto agrees as follows for the benefit of the holders of the Securities:

                                   Article 1.

                                  DEFINITIONS

Section 1.01.     DEFINITION OF TERMS.

                  Unless the context otherwise requires:

                  (a) capitalized terms used herein that are not otherwise defined herein shall have the meaning assigned to such terms in the Indenture;

                  (b) references to Sections or Articles mean references to such Section or Article in the Indenture, unless stated otherwise; and

                  (c) rules of construction applicable pursuant to the Indenture are also applicable herein.

                                   Article 2.

                       ASSUMPTION BY SUCCESSOR CORPORATION

                  Pursuant to Section 5.01 of the Indenture, Schuler Homes hereby assumes all of the Obligations (as defined in the Indenture) of Schuler Residential under the Indenture and the Securities.

                                   Article 3.

                                  MISCELLANEOUS

Section 3.01.     AUTHORIZATION.

                  The execution, delivery and performance by Schuler Residential, Schuler Homes and the Guarantors of this Fifth Supplemental Indenture have been duly authorized by all necessary action of Schuler Residential and Schuler Homes and each such Guarantor.


                                       3
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Section 3.02.      RATIFICATION OF INDENTURE.

                  The Indenture, as supplemented by this Fifth Supplemental Indenture, is in all respects ratified and confirmed, and this Fifth Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided and every holder of Securities heretofore or hereafter authenticated and delivered under the Indenture shall benefit and be bound hereby.

Section 3.03.     GOVERNING LAW.

                  THIS FIFTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

Section 3.04.     SEVERABILITY.

                  In case any one or more of the provisions in this Fifth Supplemental Indenture shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

Section 3.05.     COUNTERPARTS.

                  This Fifth Supplemental Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

Section 3.06.     EFFECTIVENESS.

                  This Fifth Supplemental Indenture shall be effective and binding at and as of the Merger Effective Time.

Section 3.07.     TRUSTEE NOT RESPONSIBLE FOR RECITALS.

                  The recitals herein contained are made by Schuler Residential, Schuler Homes and the Guarantors and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof and shall incur no liability for any incorrectness thereof. The Trustee makes no representation as to the validity or sufficiency of this Fifth Supplemental Indenture.

Section 3.08.     PERFORMANCE OF TRUSTEE.

                  The Trustee, for itself and its successors, accepts the Trust of the Indenture as amended by this Fifth Supplemental Indenture and agrees to perform this Fifth Supplemental Indenture and the Indenture, but only upon the terms and conditions set forth herein and therein, including the terms and provisions in the Indenture defining and limiting the liability and responsibility of the Trustee.


                                       4
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Section 3.09.     COMPENSATION.

                  Schuler Homes shall promptly reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it in administering and executing this Fifth Supplemental Indenture. Such expenses shall include the reasonable compensation and out-of-pocket expenses of the Trustee's agents and counsel.


                                       5
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                  IN WITNESS WHEREOF, the parties hereto have caused this Fifth
Supplemental Indenture to be duly executed, all as of the date first written above.

                               SCHULER HOMES, INC.
                               (formerly known as Schuler Holdings, Inc.)



                                  By: /s/ James K. Schuler
                                     -------------------------------------------
                                  Name:  James K. Schuler
                                  Title:  President and Chief Executive Officer



                               SCHULER RESIDENTIAL, INC.
                               (formerly known as Schuler Homes, Inc.)



                                  By: /s/ James K. Schuler
                                      ------------------------------------------
                                  Name:  James K. Schuler
                                  Title:  President and Chief Executive Officer



                               SCHULER HOMES OF CALIFORNIA, INC.
                               SCHULER HOMES OF OREGON, INC.
                               SCHULER HOMES OF WASHINGTON, INC.
                               MELODY HOMES, INC.
                               MELODY MORTGAGE CO.
                               SCHULER REALTY/MAUI, INC.
                               SCHULER REALTY/OAHU, INC.
                               LOKELANI CONSTRUCTION CORPORATION
                               SHLR OF WASHINGTON, INC.
                               SHLR OF COLORADO, INC.
                               SSHI LLC
                               SHLR OF NEVADA, INC.
                               SRHI LLC
                               SCHULER HOMES OF ARIZONA LLC
                               SHLR OF CALIFORNIA, INC.
                               SCHULER MORTGAGE, INC.
                               SHA CONSTRUCTION LLC,
                               as Guarantors



                                  By: /s/ James K. Schuler
                                      ------------------------------------------
                                  Name:  James K. Schuler
                                  Title:  President and Chief Executive Officer



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                               U.S. TRUST COMPANY,
                               NATIONAL ASSOCIATION,
                               as Trustee



                                  By: /s/ Sandra H. Leess
                                      ------------------------------------------
                                  Name:  Sandra H. Leess
                                  Title:  Senior Vice President